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                                                                EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 9, 1994 with respect to the consolidated financial statements of The Parkway Company for the years ended June 30, 1994 and 1993 in Amendment No. 2 to the Registration Statement (Form S-4 No. 33-85950) and related Prospectus of the Parkway Company for the registration of 491,582 shares of its common stock.


We also consent to the use of our report dated January 24, 1995, with respect to the consolidated financial statements of Congress Street Properties, Inc. for the years ended August 31, 1994 and 1993 in Amendment No. 2 to the Registration Statement (Form S-4 No. 33-85950) and related Prospectus of the Parkway Company for the registration of 491,582 shares of its common stock.



March 7, 1995                           /s/ Ernst & Young LLP
                                        ----------------------------------
                                        Ernst & Young LLP


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